UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2022

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6325 Digital Way, Suite 460, Indianapolis, Indiana 46278

(Address of Principal Executive Offices) (Zip Code)

(800) 688-3775

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 par value	IEA	The Nasdaq Stock Market LLC
Warrants for Common Stock	IEAWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On July 24, 2022, Infrastructure and Energy Alternatives, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, MasTec, Inc., a Florida corporation (“Parent”), and Indigo Acquisition I Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (the “Shares”) issued and outstanding immediately prior to the Effective Time (other than shares of Company common stock held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned Subsidiary of the Company or dissenting shares) shall be converted into the right to receive (i) 0.0483 of a validly issued, fully paid and nonassessable share of Parent common stock (the “Stock Consideration”), and (ii) $10.50 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”), without interest.

Consummation of the Merger is subject to various conditions, including: (1) approval of the stockholders of the Company, (2) the absence of any restraining order, inunction, judgment, order or decree by any court of competent jurisdiction or other law that prohibits consummation of the Merger, (3) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (4) the Parent common stock to be issued in connection with the Merger shall have been approved for listing on the New York Stock Exchange, (5) effectiveness of the registration statement on Form S-4 to be filed by Parent pursuant to which the issuance of such shares of Parent common stock will be registered under the Securities Act of 1933, as amended and (6) other customary closing conditions, including (a) subject to materiality qualifiers, the accuracy of each party’s representations and warranties, (b) each party’s compliance in all material respects with its obligations and covenants under the Merger Agreement and (c) the absence of a material adverse effect with respect to each party. The completion of the Merger is not conditioned on receipt of financing by Parent. Without consent of the parties, closing of the Merger shall not occur sooner than 60 days after the date of the Merger Agreement.

Pursuant to the Merger Agreement, the Company has agreed not to, initiate, solicit or knowingly encourage any inquiries, proposals or offers with respect to an alternative acquisition proposal or to engage in discussions or negotiations with third parties regarding any alternative acquisition proposals, in each case subject to certain exceptions. The Company Board of Directors may change its recommendation to its stockholders or terminate the Merger Agreement in response to a superior proposal or change its recommendation in response to an intervening event if the Company Board of Directors determines in good faith (after consultation with its financial advisors and outside counsel) that the failure to change its recommendation or terminate the Merger Agreement would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board of Directors under applicable law, subject to complying with notice, and other specified, conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following such notice. In addition, subject to the terms of the Merger Agreement, the Company, Parent and Merger Sub are required to use reasonable best efforts to obtain all required regulatory approvals, which will include clearance under federal antitrust laws. Parent has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient to consummate the Merger and the other transactions contemplated by the Merger Agreement, including payment of the aggregate Merger Consideration.

The Merger Agreement contains certain termination rights for both the Company and Parent, including if the Merger is not consummated by July 24, 2023 (or as extended in accordance with the Merger Agreement). The Merger Agreement also provides for certain termination rights for each of the Company and Parent, and provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company would be required to pay Parent a termination fee of $27,500,000.

At the Effective Time,

•	each Company stock option, whether vested or unvested, shall be cancelled converted into the right to receive (i) an amount in cash equal to the product of (x) 75% of the excess of $14.00 over the exercise price per Share under such Company stock option and (y) the number of Shares subject to such Company stock option and (ii) a number of shares of Parent common stock equal to the product of (x) the product of (A) 25% of the excess of $14.00 over the exercise price per Share under such Company Stock Option and (B) 0.0483 and (y) the number of Shares subject to such Company stock option;

•	each then-outstanding restricted stock unit with respect to the Company common stock that vests solely based on the passage of time shall be cancelled and, in exchange therefor, the former holder shall receive (i) an amount in cash equal to the product obtained by multiplying (x) the Cash Consideration and (y) the number of Shares subject to such restricted stock unit and (ii) a number of shares of Parent common stock equal to the product obtained by multiplying (x) the Stock Consideration and (y) the number of Shares subject to such restricted stock unit;

•	each then-outstanding restricted stock unit with respect to the Company common stock that vests whole or in part based on the achievement of one or more performance goals shall be cancelled and, in exchange therefor, the former holder shall receive (i) an amount in cash equal to the product obtained by multiplying (x) the Cash Consideration and (y) the number of Shares subject to such restricted stock unit (assuming the target level of performance is achieved) and (ii) a number of shares of Parent common stock equal to the product obtained by multiplying (x) the Stock Consideration and (y) the number of Shares subject to such restricted stock unit (assuming the target level of performance is achieved).

•	each outstanding Anti-Dilution Warrant shall be cancelled and the registered holder thereof shall be entitled to receive (i) an amount in cash, without interest, equal to the product obtained by multiplying (x) the Cash Consideration and (y) the number of Shares then issuable upon exercise of the Anti-Dilution Warrant and (ii) a number of shares of Parent common stock equal to product obtained by multiplying (x) the Stock Consideration and (y) the number of Shares then issuable upon exercise of the Anti-Dilution Warrant, in each case, as if the registered holder had exercised the Anti-Dilution Warrant in full immediately prior to the Effective Time and acquired the applicable number of Shares then issuable thereunder as a result of such exercise.

•	each Pre-Funded Warrant that is outstanding as of immediately prior to the Effective Time will be deemed exercised in full as a “cashless exercise” and the holder thereof shall be entitled to receive (i) an amount in cash, without interest, equal to the product obtained by multiplying (x) the Cash Consideration and (y) the number of Shares then issuable upon exercise in full of the Pre-Funded Warrant as a “cashless exercise,” and (ii) a number of shares of Parent common stock equal to product obtained by multiplying (x) the Stock Consideration and (y) the number of Shares then issuable upon exercise in full of the Pre-Funded Warrant as a “cashless exercise,” in each case, calculated in accordance with and subject to the terms and conditions of such Pre-Funded Warrant Agreement.

•	each outstanding SPAC Warrant shall cease to represent a SPAC Warrant in respect of Shares and shall become a SPAC Warrant exercisable for Merger Consideration. If a holder properly exercises a SPAC Warrant within 30 days following the public disclosure of the consummation of the Merger pursuant to a current report on Form 8-K, the Warrant Price (as defined in the SPAC Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (a) the Warrant Price in effect prior to such reduction minus (b) (i) the Per Share Consideration (as defined in the SPAC Warrant Agreement) minus (ii) the Black-Scholes Warrant Value (as defined in the SPAC Warrant Agreement).

•	each outstanding Series B Warrant shall be cancelled and the registered holder thereof shall be entitled to receive (i) an amount in cash, without interest, equal to the product obtained by multiplying (x) the Cash Consideration and (y) the number of Shares then issuable upon exercise of the Series B Warrant and (ii) a number of shares of Parent common stock equal to product obtained by multiplying (x) the Stock Consideration and (y) the number of Shares then issuable upon exercise of the Series B Warrant, in each case as if the registered holder had exercised the Series B Warrant in full immediately prior to the Effective Time and acquired the applicable number of Shares then issuable thereunder as a result of such exercise.

Parent has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, when added together with the cash of Parent and any other readily available funds, will result in Parent having at the closing access to sufficient immediately available funds to permit Parent to consummate the Merger and the transactions contemplated by this Agreement, and to pay all related fees and expenses.

Concurrently with the execution of the Merger Agreement, each of Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Derek Glanville, JP Roehm and Roehm Living Trust (the “Supporting Stockholders”), who collectively beneficially own 16,772,434 Shares, representing approximately 35% of the outstanding Shares, entered into a voting and support agreement (the “Voting Agreement”) in which they have agreed, among other things and subject to the terms and conditions of the Voting Agreement, to vote the Shares they beneficially own, in favor of the adoption of the Merger Agreement. The obligations of the Supporting Stockholders under the Voting Agreement will automatically terminate without any further action required by any person upon the earliest to occur of (i) the date on which the Merger Agreement is validly terminated in accordance with its terms; (ii) the date upon which the Merger becomes effective; or (iii) certain amendments to the Merger Agreement.

If the Merger is consummated, the Shares will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934. Following the closing, the Parent common stock will continue to be listed on the New York Stock Exchange under the ticker symbol “MTZ.”

In connection with entry into the Merger Agreement, the Company’s Employee Stock Purchase Plan and all outstanding offering periods were terminated effective immediately and all amounts then credited to participants’ accounts that have not been used to purchase Shares will be returned to the participants.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.    Other Events.

On July 25, 2022, the Company and Parent jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibit

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2022, by and among Infrastructure and Energy Alternatives, Inc., MasTec, Inc. and Indigo Acquisition I Corp.*
99.1	Press release, dated July 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It:

This communication relates to a proposed acquisition of Infrastructure & Energy Alternatives, Inc. (IEA) by MasTec, Inc. (MasTec). In connection with the proposed acquisition, MasTec and IEA intend to file relevant materials with the Securities and Exchange Commission (SEC), including a Registration Statement on Form S-4 to be filed by MasTec that will include a preliminary proxy statement of IEA and also constitute a prospectus with respect to the shares of common stock of MasTec to be issued in the proposed transaction.   The information in the preliminary proxy statement/prospectus will not be complete and may be changed. IEA will deliver the definitive proxy statement to its stockholders as required by applicable law.  This communication is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by MasTec (when they become available) may be obtained free of charge at MasTec’s website at MasTec.com.  Copies of documents filed with the SEC by IEA (when they become available) may be obtained free of charge on IEA’s website at iea.net.

Participants in the Solicitation:

IEA and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of IEA stockholders in connection with the proposed transaction  and their interests in the transaction will be set forth in the proxy statement/prospectus described above filed with the SEC. Additional information regarding IEA’s executive officers and directors is included in IEA’s  annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on  March 7, 2022 and IEA’s proxy statement for its 2022 annual meeting of stockholders filed with the SEC on March 23, 2022.  These documents may be obtained free of charge at the SEC’s website, www.sec.gov, or IEA’s website, iea.net.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Date: July 25, 2022	By:	/s/ Erin J. Roth
Erin J. Roth
Executive VP, General Counsel and Corporate Secretary